UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 12, 2018

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

412 Mulberry Street
Marietta, Ohio 45750  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  ⁯Written communications pursuant to Rule 425 under the Securities Act
[_]  ⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]  ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]  ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission by ProtoKinetix, Incorporated, a Nevada corporation (the "Company" or "ProtoKinetix") on November 9, 2017, Clarence E. Smith, the Company's President and Chief Executive Officer, entered into an unsecured promissory note with the Company in the amount of $86,000 on October 23, 2017, and a second unsecured promissory note in the amount of $30,000 on November 3, 2017.

On January 12, 2018, the Company cancelled both promissory notes in exchange for the issuance of common stock of the Company to Mr. Smith, as described below in Item 3.02.  The total principal and interest owed under the promissory notes on January 12, 2018 was $117,962.

Item 3.02 Unregistered Sale of Equity Securities

On December 23, 2017, the Company issued 1,000,000 shares of common stock at a price of $0.05 per share to an accredited investor for a total of $50,000 in gross proceeds pursuant to a private placement.

On January 12, 2018, the Company issued 1,000,000 shares of common stock at a price of $0.05 per share to an accredited investor for a total of $50,000 in gross proceeds pursuant to a private placement.

Also on January 12, 2018, the Company issued 2,359,240 shares of common stock at a price of $0.05 per share to Mr. Smith in exchange for the cancellation of principal and interest totaling $117,962.00 due under the promissory notes described in Item 1.02.

For each of the three sales of common stock of the Company, no solicitation was used in the offerings.  The Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506(b) of Regulation D promulgated under the 1933 Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with these issuances of securities.  A Form D was filed previously on September 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of January 2018.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO